EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Allison Beach	Joseph Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	abeach@ashfordinc.com	(212) 827-3772

BRAEMAR HOTELS & RESORTS DECLARES
MONTHLY PREFERRED DIVIDENDS FOR FEBRUARY 2026

DALLAS, February 23, 2026 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced monthly preferred dividends for February 2026.
The Company’s Board of Directors (the “Board”) declared and the Company set aside a cash dividend for the Company's 5.5% Series B Cumulative Convertible Preferred Stock equal to: $0.1146 per diluted share which will be paid on April 15, 2026 to stockholders of record as of March 30, 2026.
The Board declared and the Company set aside a cash dividend for the Company's 8.25% Series D Cumulative Preferred Stock equal to: $0.17187 per diluted share which will be paid on April 15, 2026 to stockholders of record as of March 31, 2026.
The Board declared a monthly cash dividend for all CUSIPs of the Company's Series E Redeemable Preferred Stock, payable as follows: $0.15625 per share will be paid on March 16, 2026, to stockholders of record as of February 27, 2026.
The Board declared a monthly cash dividend for CUSIPs 10482B705, 10482B887 and 10482B796 of the Company's Series M Redeemable Preferred Stock payable as follows: $0.17917 per share will be paid on March 16, 2026 to stockholders of record as of February 27, 2026.

The Board declared a monthly cash dividend for all remaining CUSIPs of the Company's Series M Redeemable Preferred Stock payable as follows: $0.17708 per share will be paid on March 16, 2026 to stockholders of record as of February 27, 2026.
As of January 31, 2026, there were 11,778,269 shares of the Company's Series E Redeemable Preferred Stock and 1,388,674 shares of the Company's Series M Redeemable Preferred Stock issued and outstanding.
About Braemar Hotels & Resorts
Braemar Hotels & Resorts Inc. (NYSE: BHR) is a real estate investment trust (REIT) focused on the high-growth luxury hotel and resort sector. The Company targets high-performance luxury urban and resort properties, specializing in assets that generate revenue per available room (RevPAR) at least twice the U.S. national average. Its industry-leading portfolio features luxury properties across the United States and the U.S. territories in the Caribbean. Externally advised by Ashford Hospitality Advisors LLC, Braemar leverages deep industry expertise and disciplined asset management to drive outsized performance.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.